UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

(b)           On March 18, 2014, upon completion of a previously disclosed selection process, the FTD Companies, Inc. (the “Company”) Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

During the years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through March 18, 2014, neither the Company, nor anyone acting on its behalf, consulted with Deloitte, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated: March 19, 2014	By:	/s/ Becky A. Sheehan
		Name:	Becky A. Sheehan
		Title:	Executive Vice President and Chief Financial Officer